UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                     SCHEDULE 14C INFORMATION
                       Information Statement
                     Pursuant to Section 14(c)
              of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[  ]   Definitive Information Statement

                BOULDER CAPITAL OPPORTUNITIES, INC.
         (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1) Title of each class of securities to which transaction applies:
__________________________________________________________

2) Aggregate number of securities to which transaction applies:
_________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4) Proposed maximum aggregate value of transaction:
_________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



PRELIMINARY COPY

                BOULDER CAPITAL OPPORTUNITIES, INC.
                        192 Searidge Court
                   Shell Beach, California 93449

July 8, 1999

Dear Shareholder:

       On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Boulder Capital
Opportunities, Inc. ("Boulder Capital") to be held at 9:00 a.m. local time on August 12, 1999, at 4750 Table Mesa Drive, Boulder,
Colorado 80303.

       The Special Meeting is being held for the purpose of considering and voting upon a proposed amendment to the Company's
Articles of Incorporation to change the Company's name to "Stan Lee
Media, Inc."

       We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Mark A. DiSalvo
President


                BOULDER CAPITAL OPPORTUNITIES, INC.
                        192 Searidge Court
                   Shell Beach, California 93449

             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    to be held August 12, 1999

TO THE SHAREHOLDERS OF BOULDER CAPITAL
OPPORTUNITIES, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders (the "Meeting") of Boulder Capital Opportunities, Inc. (the "Company") will be held at 4750 Table Mesa Drive, Boulder,
Colorado 80303, at 9:00 a.m. local time, on August 12, 1999, for the following purpose:

       1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation changing its name to "Stan Lee Media, Inc."

       2. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

       You are cordially invited and urged to attend the Meeting.


By Order of the Board of Directors

Mark A. DiSalvo
Chairman of the Board


Shell Beach, California
Dated: July 8, 1999



                BOULDER CAPITAL OPPORTUNITIES, INC.
                        192 Searidge Court
                   Shell Beach, California 93449
                         _________________

                       INFORMATION STATEMENT
                  SPECIAL MEETING OF SHAREHOLDERS

                    To be held August 12, 1999
                        __________________

                        GENERAL INFORMATION

       This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Boulder Capital Opportunities, Inc. (the "Company"), to be held at 4750 Table Mesa Drive, Boulder, Colorado 80303, on
August 12, 1999, at 9:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying
Notice of Special Meeting will first be mailed or given to Boulder Capital"s shareholders on or about July 20, 1999.

       All shares of Boulder Capital's common stock ("Common
Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.


WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.


                      BACKGROUND INFORMATION

General

       Boulder Capital Opportunities, Inc. (the "Company") was incorporated under the laws of the State of Colorado on April 22, 1996. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected voluntarily to file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

Reorganization Agreement

       On or about June 25, 1999, the Company and certain of its shareholders, including its principal shareholders, entered into a Reorganization and Stock Purchase Agreement (the "Reorganization Agreement") with Stan Lee Media, Inc., a Delaware corporation ("SLMI") and Robert Bryan ("RGB"), pursuant to which (i) the Company shall complete a 2.5:1 forward split of its currently issued and outstanding common stock, thereby increasing the number of issued and outstanding shares of common stock from 1,010,000 to 2,525,000; (ii) the Company shall issue 8,500,000 shares of its common stock in exchange for all of the issued and outstanding common stock of SLMI; (iii) certain designated persons shall purchase 1,713,450 shares of the Company's common stock from current holders thereof; (iv) Zacco Equities, Ltd. shall purchase 150,000 shares of the Company's common stock from current holders thereof; and (v) RGB and/or assigns shall purchase 165,375 shares of the Company's common stock from current holders thereof.

       Following completion of the transactions contemplated by the Reorganization Agreement and the Stock Purchase Agreement, SLMI will be a wholly-owned subsidiary of the Company and will have a total of 11,025,000 shares of common stock issued and outstanding. Current shareholders of the Company will own 496,175 shares, or approximately 4.5% of the issued and outstanding common stock, and there will be a change in control of the Company. The current shareholders of SLMI and/or their assigns will own 8,500,000 shares, or approximately 77.1% of the issued and outstanding common stock of the Company, and accordingly will be in a position of control. In addition, non-affiliated persons of the Company and SLMI who are Purchasers under the Stock Purchase Agreement will own a total of 1,713,415 shares, or approximately 16.9% of the issued and outstanding common stock of the Company.


       Following completion of the transaction contemplated by the Reorganization Agreement, SLMI will continue to conduct its existing business activities as a wholly-owned subsidiary of the Company. These activities include deploying the global brand, intellectual property development capabilities and goodwill of comic book publisher Stan Lee to the Internet, as well as other new media and traditional media platforms. SLMI intends to engage in e-commerce through product and merchandise sales, on-line publishing, gaming, distance learning, financial services, sponsorships, co-branding, advertising, product placement and endorsements.

The Name Change

       One of the Company's obligations under the Reorganization
Agreement involves changing the Company's name to "Stan Lee
Media, Inc." In order to do this, the Company must obtain the affirmative vote of its shareholders. This is the purpose of the Special Shareholders' Meeting described in this 14C Information Statement.

       The parties to the Reorganization Agreement have not closed the contemplated transactions. The name change is contingent upon successful closing under the Reorganization Agreement.

Record Date

Shareholders of record at the close of business on June 30, 1999 (the "Record Date"), are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 1,010,000 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. One-third of the outstanding common stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Once a quorum is present, the proposal to amend the Company's
Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

       As of the record date, those persons listed below (see "PRINCIPAL SHAREHOLDERS") owned 940,000 shares, or approximately 93.06% of the Company's issued and outstanding common stock. These Principal Shareholders are therefore in a position to control the outcome of any shareholder vote, and they have advised the Company that they intend to vote, or to direct the vote of their shares, in favor of the proposed amendment of the Company's Articles of Incorporation. Accordingly, the Company has determined that there is no need to solicit proxies for the Meeting.

                 DIRECTORS AND EXECUTIVE OFFICERS

       Each director and executive officer listed below serves currently and has held the indicated offices since the beginning of the Company's last fiscal year. No other persons have served as directors or officers since such time:

Name                       Age          Positions Held

Mark A. DiSalvo            48           President and Director
Leah DiSalvo               49           Secretary

Biographical Information

       Mark DiSalvo is currently self-employed as a business consultant, providing consulting services relating to mergers and acquisitions. Mr. DiSalvo is the President of the Company. Mr. DiSalvo has also been engaged in the securities business in various capacities from 1984 to the present. Mr. DiSalvo served as President, Chairman of the Board of Directors, Chief Executive Officer,
Treasurer and Secretary of SITEK, Incorporated, a publicly traded development stage company (formerly Dentmart Group, Ltd.) from March, 1997 to July 1998. He is the husband of Leah DiSalvo.

       Leah DiSalvo is the Secretary of the Company. Mrs. DiSalvo has worked with her husband, Mark A. DiSalvo, in the securities business in various capacities from 1984 to the present.

                     PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was June 30, 1999. As of the Record Date, the Company had a total 1,010,000 shares of Common Stock issued and outstanding. The following table sets forth, as of June 30, 1999, the number of shares of Common Stock currently owned of record, directly and beneficially, by current executive officers, directors, persons who hold 5% or more of the outstanding Common
Stock of the Company, and by current officers and directors as a group.

Name and                   Number of Shares          Percent of
Address                    Owned Beneficially        Class Owned

Mark DiSalvo               440,000<F1>               43.56%
192 Searidge Court
Shell Beach, CA 93449

Santina Aness              100,000                   9.90%
9554 Via Solerno
Burbank, CA 91504

Alissa DiSalvo             100,000                   9.90%
821 Cliff Drive
Santa Barbara, CA 93109

Matthew DiSalvo            100,000                   9.90%
192 Searidge Court
Shell Beach, CA 93449

Robert Greenspan           100,000                   9.90%
400 Corporate Point
Suite 560
Culver City, CA 90230

Robert M. Kern             100,000                   9.90%
23676 Blythe Street
West Hills, CA 91304

All current directors
and executive officers
(1 person)                 440,000<F1>               43.56%

<F1> Includes 270,000 shares owned by California Brokerage Services,
Inc., of which Mr. DiSalvo may be deemed to be the beneficial owner. Mr. DiSalvo is an officer and director of the Company.


                           PROPOSAL ONE

              AMENDMENT TO ARTICLES OF INCORPORATION

       The Board of Directors has unanimously approved, and recommends for shareholder approval, amendment of the Company's Articles of Incorporation in order to change the Company's name to "Stan Lee Media, Inc." Approval of the amendment will not result in any other amendment or change to the Company's Articles of Incorporation. The amendment is proposed in order to allow the Company to fulfill its obligations under a Reorganization Agreement with Stan Lee Media, Inc., a Delaware corporation, and others, pursuant to which Stan Lee Media, Inc. will become a wholly owned subsidiary of the Company.

                           OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.


THE BOARD OF DIRECTORS
Shell Beach, California
July 8, 1999